UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/09/2012

INFOSPACE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-25131

Delaware	91-1718107
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

601 108th Avenue NE
Suite 1200
Bellevue, WA 98004
(Address of principal executive offices, including zip code)

425-201-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.    Changes in Registrant's Certifying Accountant

On March 9, 2012, the Audit Committee of the Board of Directors ("Audit Committee") of InfoSpace, Inc. ("Company") approved the appointment of Ernst & Young LLP as the Company's new independent registered public accounting firm for the Company's 2012 fiscal year, subject to the completion of final acceptance procedures. On March 14, 2012, this process was completed and the Company engaged Ernst & Young.

The Company dismissed Deloitte & Touche LLP ("Deloitte") as its independent registered public accounting firm on March 9, 2012. The decision to change auditors was the result of a competitive request for proposal process conducted by the Audit Committee in which Deloitte participated.

The reports of Deloitte on the Company's consolidated financial statements for the fiscal years ended December 31, 2011 and December 31, 2010 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception of Deloitte's report on the consolidated financial statements as of and for the year ended December 31, 2011, which included an explanatory paragraph regarding the acquisition of TaxACT Holdings, Inc. and its subsidiary, and Deloitte's report on the effectiveness of the Company's internal control over financial reporting as of December 31, 2010, which expressed an adverse opinion due to the existence of a material weakness.

During the years ended December 31, 2011 and 2010 and through the filing date of this Current Report on Form 8-K, (i) there were no disagreements with Deloitte on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement in its reports on the Company's consolidated financial statements for such years or any subsequent interim period through the date of this Current Report on Form 8-K, and (ii) there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weakness as of December 31, 2010.

During the years ended December 31, 2011 and 2010 and through the filing date of this Current Report on Form 8-K, neither the Company nor anyone acting on its behalf consulted with Ernst & Young with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or (ii) any other matters or reportable events of the nature described in Items 304(a)(1)(iv) and (v) of Regulation S-K.

The Company has provided Deloitte with a copy of the disclosures in this Current Report on Form 8-K and requested that Deloitte furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements made by the Company in response to Item 304(a) of Regulation S-K. A copy of the letter, dated March 14, 2012, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

16.1        Letter from Deloitte & Touche LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOSPACE, INC.

Date: March 14, 2012	By:	/s/ Linda Schoemaker
Linda Schoemaker
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-16.1	Letter from Deloitte & Touche LLP